Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of Venus Concept, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: November 15, 2019

EW HEALTHCARE PARTNERS L.P.			INDIVIDUALS:

By:	Essex Woodlands Fund IX-GP, L.P., Its General Partner
/s/ Martin P. Sutter
By:	Essex Woodlands IX, LLC,		Name:	Martin P. Sutter
Its General Partner

By:	/s/ R. Scott Barry		/s/ R. Scott Barry
	Name:	R. Scott Barry	Name:	R. Scott Barry
	Title:	Manager

EW HEALTHCARE PARTNERS-A L.P.			/s/ Ronald W. Eastman
			Name:	Ronald W. Eastman
By:	Essex Woodlands Fund IX-GP, L.P.,
Its General Partner

By:	Essex Woodlands IX, LLC,		/s/ Petri Vainio
	Its General Partner		Name:	Petri Vainio

By:	/s/ R. Scott Barry
	Name:	R. Scott Barry	/s/ Steve Wiggins
	Title:	Manager	Name:	Steve Wiggins

ESSEX WOODLANDS FUND IX-GP, L.P.

By:	Essex Woodlands IX, LLC, Its General Partner

By:	/s/ R. Scott Barry
	Name:	R. Scott Barry
	Title:	Manager

ESSEX WOODLANDS IX, LLC

/s/ R. Scott Barry
Name: R. Scott Barry
Title: Manager